UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 27, 2024
Commission File Number 1-13610
CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
5956 Sherry Lane, Suite 700, Dallas, TX 75225	(972) 349-3200
(Address of Principal Executive Offices)	(Registrant's telephone number)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CMCT	Nasdaq Global Market
Common Stock, $0.001 Par Value	CMCT	Tel Aviv Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2024 (the “Origination Date”) Wells Fargo Bank, National Association (“Wells”), Bank of America, N.A. (“BofA”), and JPMorgan Chase Bank, National Association (“JPM,” and, collectively with Wells and BofA, the “Lenders”), originated a first lien mortgage loan of $105 million (the “Mortgage Loan”) to 9460 Wilshire Blvd (BH) Owner, L.P., CIM/11600 Wilshire (Los Angeles), LP and CIM/11620 Wilshire (Los Angeles), LP (collectively, the “Borrowers”) (the “Loan Agreement”), each of which is a subsidiary of Creative Media & Community Trust Corporation (the “Company”) and managed on a day-to-day basis by affiliates of CIM Group Management, LLC (“CIM Group”). The Mortgage Loan is secured by, among other things, first priority deeds of trust, security agreements or other similar security instruments on the Borrowers’ fee simple interests in two office buildings located at 9460 Wilshire Boulevard, Beverly Hills, California (the “9460 Property”), and 11620 Wilshire Boulevard, Los Angeles, California (the “11620 Property”), and one medical office building located at 11600 Wilshire Boulevard, Los Angeles, California (the “11600 Property,” and, collectively with the 9460 Property and the 11620 Property, the “Properties”).

The proceeds of the Mortgage Loan were and will be used by the Company to (i) paydown existing debt in the amount of $82.3 million under the Company’s Amended and Restated Credit Agreement, dated as of December 16, 2022 by and among the borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Facility”), (ii) fund certain tenant improvement costs, leasing costs and other ongoing costs and expenses at the Properties, including reserves for these costs and expenses, and (iii) pay certain of the fees and expenses incurred in connection with the entry of the Loan Agreement. In connection with entry into the Loan Agreement, the Properties were released as collateral for the Facility and the Borrowers were released from their obligations under the Facility.

The Mortgage Loan is a fixed-rate, interest-only, non-recourse loan with a five-year term ending on January 11, 2030. The Mortgage Loan has an interest rate of 7.413%.

The Mortgage Loan may be prepaid or defeased in whole (but not in part), as provided in the Loan Agreement, at any time after the earlier to occur of (i) January 11, 2028 and (ii) the date that is two years from the “startup day” (within the meaning of Section 860G(a)(9) of the Internal Revenue Code) of the “REMIC Trust” established in connection with the last securitization of any portion of the Mortgage Loan (such earlier date, the “Defeasance Lockout Release Date”) and prior to July 11, 2029 (the “Open Period Start Date), provided that the conditions set forth in the Loan Agreement are satisfied, including, with respect to a prepayment, payment of a yield maintenance premium. In addition, the Mortgage Loan may be prepaid in whole (but not in part), as provided in the Loan Agreement, on or after the Open Period Start Date without payment of a yield maintenance premium, provided that the conditions set forth in the Loan Agreement are satisfied.

Additionally, in connection with a bona fide arm’s length sale of the 11600 Property and/or the 11620 Property to an independent third party, the Mortgage Loan may be (i) partially prepaid at any time prior to the Defeasance Lockout Release Date and/or (ii) partially defeased at any time after the Defeasance Lockout Release Date and prior to the Open Period Start Date, in each case, as provided in the Loan Agreement, upon satisfaction of the applicable conditions set forth in the Loan Agreement, including, with respect to a partial prepayment, payment of a prepayment premium in an amount equal to the yield maintenance premium with respect to the portion of the principal amount of the Mortgage Loan required to be prepaid by each applicable Borrower in accordance with the terms of the Loan Agreement. In connection with any such partial prepayment and/or partial defeasance, each applicable Property will be released as collateral for the Mortgage Loan and each applicable Borrower will be released from its obligations under the Mortgage Loan.

In connection with the Loan Agreement, the Company (in such capacity, the “REIT Guarantor”) and CIM Group Investments, LLC, an affiliate of CIM Group (the “CIM Guarantor,” and, together with the REIT Guarantor, the “Guarantor”), delivered a customary non-recourse carveout guaranty to the Lenders (the “Guaranty Agreement”), under which (i) the Company agreed to indemnify the Lenders with respect to certain “non-recourse carveout events”and to be fully liable for the Mortgage Loan in certain circumstances (e.g., the voluntary bankruptcy of the Borrowers and other insolvency events (collectively, the “Bankruptcy Events”)) and (ii) the CIM Guarantor is jointly and severally fully liable with the Company for the Mortgage Loan in the case of Bankruptcy Events. The Company also delivered a customary environmental indemnity agreement, pursuant to which the Borrowers and the Company agreed to protect, defend, indemnify, release and hold harmless the Lender from and against certain environmental liabilities relating to the Properties (the guaranty and indemnity documents described above are referred to collectively as the “Guaranties”). The Guaranty Agreement requires Guarantor to maintain a net worth of no less than $105 million and liquid assets of no less than $6 million, in each case, exclusive of the values of the collateral for the Mortgage Loan, provided that in the event of any partial prepayment or partial defeasance of the Mortgage Loan, the above-referenced net worth and liquidity requirements will be reduced in proportion to the principal amount of the Mortgage Loan that is partially prepaid and/or defeased, as the case may be.

The Loan Agreement and the Guaranties contain representations, warranties, covenants, events of default and indemnities that are customary for agreements of these types.

The foregoing summary of the Loan Agreement and the Guaranties does not purport to be a complete description and is qualified in its entirety by the full text of the Loan Agreement and the Guaranties, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1*	Loan Agreement, dated as of December 27, 2024, by and among the Borrowers and the Lenders.
10.2*	Guaranty of Recourse Obligations, dated as of December 27, 2024, by the Company and CIM Guarantor for the benefit of the Lenders.
10.3*	Environmental Indemnity Agreement, dated as of December 27, 2024, by the Borrowers and the Company for the benefit of the Lenders.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
Dated: December 31, 2024	By:	/s/ Barry N. Berlin Barry N. Berlin Chief Financial Officer